Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:

Brinlea Johnson	Anne Marshall
212-551-1453	425-372-3464
brinlea@blueshirtgroup.com	amarshall@drugstore.com

drugstore.com Reports Over 20% Revenue Growth in the First Quarter of 2010

- OTC Revenue Growth of 29% and Beauty.com Increases 28%

- Company Announces Intent to Sell Pharmacy Assets to BioScrip

BELLEVUE, Wash., May 5, 2010 (GLOBE NEWSWIRE) — drugstore.com, inc. (Nasdaq:DSCM), a leading online retailer of health, beauty, vision, and pharmacy products, today announced its financial results for the first quarter ended April 4, 2010.

In the first quarter of 2010, drugstore.com’s quarterly net sales increased by 20% to $118.3 million, driven by strong over-the-counter (OTC) and Beauty.com™ sales. During the quarter, the Company incurred transaction and integration expenses totaling $1.8 million related to its completed acquisition of Salu, Inc., owner and operator of SkinStore.com. Including these expenses, the Company reported a net loss of $2.6 million and adjusted EBITDA of $2.5 million, which compared to net income of $854,000 and adjusted EBITDA of $5.1 million reported in the same period of the prior year. 2009 first quarter adjusted EBITDA and net income results included a $3.0 million contribution from the Company’s discontinued local pick-up business. Adjusted EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation, and amortization of intangible assets, adjusted to exclude the impact of stock-based compensation expense.

“Consistent demand for everyday health and beauty products, contributions from our partnerships and a strong performance by our overall beauty business helped drive strong growth in our OTC segment,” said Dawn Lepore, chief executive officer and chairman of the board of drugstore.com, inc. “With this revenue growth, we were able to leverage our scale, resulting in a 110 basis point improvement in our gross margins. Additionally, SkinStore.com, which we acquired in mid-February, is performing well, contributing $5.5 million in revenues to the quarter. We are very pleased with the integration and synergies of this acquisition and believe that we are well on our way to improving SkinStore.com’s adjusted EBITDA by over 50%. Overall, we remain on track to hit 2010 goals of OTC revenue growth of 20% to 35%, doubling our prestige beauty business and delivering bottom line profitability.”

The Company also announced today it has entered into an agreement with BioScrip, Inc. (BIOS), through its BioScrip Pharmacy Services subsidiary, to sell the assets of its pharmacy subsidiary and to have BioScrip provide, through a strategic partnership pharmacy services to drugstore.com™ customers. drugstore.com expects its customers’ transition to the new platform to be seamless. Customers will be able to continue to order and refill their prescriptions through the drugstore.com website. Through this relationship, BioScrip will provide drugstore.com customers with an expanded Specialty Pharmacy product offering, robust clinical resources and greater access to third party insurance reimbursement, including Medicare. The transaction is expected to close mid-year.

Outlook for Second Quarter of 2010

The outlook for the second quarter of 2010 includes the estimated gain on the sale and the results of operations of our mail-order pharmacy segment presented as discontinued operations in connection with our intent to sell our pharmacy assets to BioScrip. For the second quarter of 2010, the Company is targeting net sales in the range of $113.0 million to $117.0 million (growth of 27% to 32%), net income in the range of $3.5 million to $4.5 million, and adjusted EBITDA in the range of $9.8 million to $10.8 million.

Financial and Operational Highlights for the First Quarter of 2010

(All comparisons are made to the first quarter of 2009 and reflect the reporting of the local pick-up business as discontinued operations)

Key Financial Highlights:

•	Gross margins increased 110 basis points to 29.3%.

•	Total contribution margin dollars increased by approximately 24% to $24.6 million.

•	Total orders grew by 21% to 1.8 million and contribution margin dollars per order increased 2% to $14.

•	Free cash flow during the quarter was $627,000 a $1.2 million improvement from the prior year period.

•	Cash, cash equivalents, and marketable securities were $29.6 million at quarter end.

Net Sales Summary:

•	Total net sales increased 20% to $118.3 million.

•	OTC net sales grew 29% to $93.0 million, including Beauty.com growth of 28%, and total beauty growth, including SkinStore.com, of 48%.

•	Vision net sales grew 3% to $17.9 million.

•	Mail-order pharmacy net sales declined 16% to $7.4 million.

•

Average net sales per order were $67. Average net sales per order for OTC increased nearly 3% year-over-year to $59 while vision and mail-order pharmacy each increased 5% to $121 and $158, respectively.

•	Net sales from repeat customers represented 76% of net sales.

Key Customer Milestones:

•	We served approximately 543,000 new customers, inclusive of our strategic partnerships, during the quarter, up 32% over the same period in the prior year.

•	Marketing and sales expense per new customer decreased 11% on a year-over-year basis to approximately $20.

Conference Call

Investors, analysts, and other interested parties are invited to join the drugstore.com, inc. quarterly conference call on, May 5, 2010 at 5:00 p.m. ET (2:00 p.m. PT). To participate, callers should dial 877-941-2321 (international callers should dial 480-629-9714) five minutes beforehand. Investors may also listen to the conference call live and view the financial slides at http://investor.drugstore.com/, by clicking on the “audio” hyperlink. A replay of the call will be available through Monday, May 10, 2010 by dialing 800-406-7325 and enter passcode 4284881# and international parties should call 303-590-3030 and enter passcode 4284881# beginning two hours after completion of the call.

Non-GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, drugstore.com, inc. uses the non-GAAP measure of adjusted EBITDA, defined as earnings before interest, taxes, depreciation, and amortization of intangible assets, adjusted to exclude the impact of stock-based compensation expense. This non-GAAP measure is provided to enhance the user’s overall understanding of the Company’s current financial performance. Management believes that adjusted EBITDA, as defined, provides useful information to the Company and to investors by excluding certain items that may not be indicative of the Company’s core operating results. In addition, because drugstore.com, inc. has historically provided adjusted EBITDA measures to investors, management believes that including adjusted EBITDA measures provides consistency in the Company’s financial reporting. However, adjusted EBITDA should not be considered in isolation, or as a substitute for, or as superior to, net income/loss, cash flows, or other consolidated income/loss or cash flow data prepared in accordance with GAAP, or as a measure of the Company’s profitability or liquidity. Although adjusted EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. Net income/loss is the closest financial measure prepared by the Company in accordance with GAAP in terms of comparability to adjusted EBITDA. A reconciliation of adjusted EBITDA to net income/loss is included with the financial statements attached to this release.

In addition, the Company uses the non-GAAP measure of free cash flow, defined as net cash provided by (used in) operating activities plus proceeds from the sale of discontinued operations less purchases of fixed assets as disclosed on our consolidated statements of cash flows. Management believes that free cash flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to service debt obligations, make investments, fund acquisitions and for certain other activities. Free cash flow is not a measure determined in accordance with GAAP and may not be defined or calculated by other companies in the same manner. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts payable, including inventory purchases, and accounts receivable. Since free cash flow includes investments in operating assets, management believes this non-GAAP liquidity metric is useful in addition to the most directly comparable GAAP measure of net cash provided by (used in) operating activities, and should not be used as a substitute for it or any other measure determined in accordance with GAAP. A reconciliation of free cash flow to net cash provided by operating activities is included with the supplemental financial schedules attached to this release.

The Company also uses the non-GAAP measure of core OTC, defined as sales generated through our OTC segment less sales generated through our partnerships with Medco Health Solutions, Inc. and Rite Aid Corporation. This non-GAAP measure is provided to enhance the user’s overall understanding of the Company’s financial performance in the OTC segment, excluding the partnerships. Management believes that this reporting metric provides useful information to the Company and to investors by providing the Company’s core operating results in the OTC segment without the impact of the partnerships. By excluding partnership sales from OTC sales data, the Company can more effectively assess the buying behavior of, and the Company’s financial performance with respect to, its own core OTC customers. However, this non-GAAP measure should not be considered in isolation, or as a substitute for, or as superior to, OTC segment sales data prepared in accordance with GAAP, or as a measure of the Company’s overall performance in the OTC segment. OTC segment sales measures are the closest financial measures prepared by the Company in accordance with GAAP in terms of comparability to OTC segment sales measures that exclude partnership sales.

The Company has provided pro forma financial information, a non-GAAP measure, in connection with our intent to sell the assets of our mail-order pharmacy business to BioScrip, which excludes the results of our mail-order pharmacy segment from our statements of operations for the three month periods ended April 4, 2010 and March 29, 2009. This non-GAAP measure is provided to enhance the user’s overall understanding of the Company’s financial performance excluding the results of our mail-order pharmacy segment upon the sale. Management believes that this reporting metric provides useful information to the Company and to investors by providing the Company’s results of operations from its continuing operations. The results of operations of our mail-order pharmacy segment will be reflected as discontinued operations in our consolidated financial statements beginning in the second quarter of 2010.

About drugstore.com, inc.

drugstore.com, inc. (Nasdaq:DSCM) is a leading online retailer of health, beauty, clinical skincare, vision, and pharmacy products. Our portfolio of brands includes: drugstore.com™, Beauty.com™, SkinStore.com™, and VisionDirect.com™. All provide a convenient, private, and informative shopping experience while offering a wide assortment of more than 50,000 non-prescription products at competitive prices.

The drugstore.com pharmacy is certified by the National Association of Boards of Pharmacy (NABP) as a Verified Internet Pharmacy Practice Site (VIPPS) and operates in compliance with federal and state laws and regulations in the United States.

The drugstore.com, inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6419

The financial results contained in this press release are preliminary and unaudited. In addition, this press release contains forward-looking statements regarding future events or the future financial and operational performance of drugstore.com, inc. Words such as “will,” “expect,” “target,” “believe,” “may,” “continue,” and similar expressions, are intended to identify forward-looking statements. Forward-looking statements are based on current expectations, are not guarantees of future performance and involve assumptions, risks, and uncertainties. Actual performance may differ materially from those contained or implied in such forward-looking statements. Risks and uncertainties that could lead to such differences could include, among other things: the risk that the Salu transaction disrupts current plans and operations; the risk that anticipated synergies and opportunities as a result of the Salu transaction will not be realized; difficulty or unanticipated expenses in connection with integrating Salu into drugstore.com; the risk that the acquired business does not perform as planned; effects of changes in the economy; changes in consumer spending and consumer trends; fluctuations in the stock market; changes affecting the Internet, online retailing, and advertising; difficulties establishing our brand and building a critical mass of customers; the unpredictability of future revenues, expenses, and potential fluctuations in revenues and operating results; risks related to business combinations and strategic alliances; possible tax liabilities relating to the collection of sales tax; the level of competition; seasonality; the timing and success of expansion efforts; changes in senior management; risks related to systems interruptions; possible changes in governmental regulation; possible increases in the price of fuel used in the transportation of packages, or other energy products; and the Company’s ability to manage multiple growing businesses. Additional information regarding factors that potentially could affect the business, financial condition, and operating results of drugstore.com, inc. is included in the Company’s periodic filings with the SEC on Forms 10-K, 10-Q, and 8-K. drugstore.com, inc. expressly disclaims any intent or obligation to update any forward-looking statement, except as otherwise specifically stated by it.

drugstore.com, inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended
	April 4, 2010	March 29, 2009
Net sales	$118,328	$98,315

Costs and expenses: (1) (2)
Cost of sales	83,634	70,552
Fulfillment and order processing	12,861	11,024
Marketing and sales	11,015	9,410
Technology and content	6,612	5,925
General and administrative	6,711	3,371
Amortization of intangible assets	48	207

Total costs and expenses	120,881	100,489

Operating loss	(2,553)	(2,174)

Interest income (expense), net	(63)	43

Loss from continuing operations	(2,616)	(2,131)
Income from discontinued operations	—	2,985

Net income (loss)	$(2,616)	$854

Basic and diluted net income (loss) per share	$(0.03)	$0.01

Weighted average shares used in computation of:
Basic net income (loss) per share	102,605,614	97,355,613

Diluted net income (loss) per share	102,605,614	97,355,613

(1) Set forth below are the amounts of stock-based compensation by operating function recorded in the Statements of Operations:
Fulfillment and order processing	$98	$119
Marketing and sales	319	350
Technology and content	205	245
General and administrative	1,205	307

	$1,827	$1,021

(2) Set forth below are the amounts of depreciation by operating function recorded in the Statements of Operations:
Fulfillment and order processing	$634	$746
Marketing and sales	1	1
Technology and content	2,452	2,223
General and administrative	117	112

	$3,204	$3,082

SUPPLEMENTAL INFORMATION: Gross Profit and Gross Margin Information:

	Three Months Ended
(In thousands, unless otherwise indicated)	April 4, 2010	March 29, 2009
Net sales	$118,328	$98,315

Cost of sales	83,634	70,552

Gross profit	$34,694	$27,763

Gross margin	29.3%	28.2%

SUPPLEMENTAL INFORMATION: Segment Information:

	Three Months Ended
	April 4, 2010	March 29, 2009
Net sales:
Over-the-Counter (OTC)	$92,992	$72,087
Vision	17,941	17,441
Mail-order pharmacy	7,395	8,787

	$118,328	$98,315
Cost of sales:
OTC	$63,640	$49,927
Vision	14,113	13,599
Mail-order pharmacy	5,881	7,026

	$83,634	$70,552
Gross profit:
OTC	$29,352	$22,160
Vision	3,828	3,842
Mail-order pharmacy	1,514	1,761

	$34,694	$27,763

Gross margin:
OTC	31.6%	30.7%
Vision	21.3%	22.0%
Mail-order pharmacy	20.5%	20.0%

	29.3%	28.2%

Variable order costs:
OTC	$8,640	$6,448
Vision	821	776
Mail-order pharmacy	631	679

	$10,092	$7,903
Contribution margin:
OTC	$20,712	$15,712
Vision	3,007	3,066
Mail-order pharmacy	883	1,082

	$24,602	$19,860

SUPPLEMENTAL INFORMATION: Reconciliation of OTC net sales, cost of sales, gross profit, gross margin, variable order costs, and contribution margin to Core OTC net sales, cost of sales, gross profit, gross margin, variable order costs and contribution margin (See Note 3 below):

	Three Months Ended
	April 4, 2010	March 29, 2009
	(In thousands)
Over-the-Counter (OTC):
Net sales	$92,992	$72,087
Partnerships	4,568	548

Core OTC net sales	$88,424	$71,539

Cost of sales	$63,640	$49,927
Partnerships	3,335	370

Core OTC cost of sales	$60,305	$49,557

Gross profit	$29,352	$22,160
Partnerships	1,233	178

Core OTC gross profit	$28,119	$21,982

Gross margin	31.6%	30.7%
Partnerships	27.0%	32.5%

Core OTC gross margin	31.8%	30.7%

Variable order costs	$8,640	$6,448
Partnerships	776	129

Core OTC variable order costs	$7,864	$6,319

Contribution margin:	$20,712	$15,712
Partnerships	457	50

Core OTC contribution margin	$20,255	$15,662

Contribution margin %:	22.3%	21.8%
Partnerships	10.0%	9.0%

Core OTC contribution margin %	22.9%	21.9%

NOTE 3: Supplemental information related to the company’s Core OTC net sales, cost of sales, gross profit, and gross margin for the three months ended April 4, 2010 and March 29, 2009 is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles.

SUPPLEMENTAL INFORMATION: Pro forma financial information for the three months ended April 4, 2010 and March 29, 2009 to reflect the previously announced sale of our mail-order pharmacy segment subsequent to the end of the first quarter of 2010. (See Note 4 below):

	Three Months Ended
	April 4, 2010	March 29, 2009
	(In thousands)
Net sales	$110,933	$89,528
Costs and expenses:
Cost of sales	77,753	63,526
Fulfillment and order processing	11,975	10,078
Marketing and sales	10,907	9,210
Technology and content	6,612	5,925
General and administrative	6,711	3,371
Amortization of intangible assets	48	207

Total costs and expenses	114,006	92,317

Operating loss	(3,073)	(2,789)

Interest income (expense), net	(63)	43

Loss from continuing operations	$(3,136)	$(2,746)

NOTE 4: Supplemental information related to the company’s pro froma results for the three months ended April 4, 2010 and March 29, 2009 is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles. Beginning with the second quarter of 2010 we will classify the results of operations of our mail-order pharmacy segment as discontinued operations in the consolidated financial statements for all periods presented.

SUPPLEMENTAL INFORMATION: Reconciliation of Net Income (Loss) to Adjusted EBITDA (See Note 5 below):

	Three Months Ended
(In thousands, unless otherwise indicated)	April 4, 2010	March 29, 2009
Net income (loss)	$(2,616)	$854
Amortization of intangible assets	48	207
Stock-based compensation	1,827	1,021
Depreciation	3,204	3,082
Interest (income) expense, net	63	(43)

Adjusted EBITDA	$2,526	$5,121

NOTE 5: Supplemental information related to the Company’s adjusted EBITDA for the three months ended April 4, 2010 and March 29, 2009 is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, and amortization of intangible assets, adjusted to exclude the impact of stock-based compensation expense.

SUPPLEMENTAL INFORMATION: Reconciliation of Forecasted Q2 2010 Net Income and Adjusted EBITDA Range (See Note 6 below):

Range Calculated As:

	Three Months Ended July 4, 2010
(In thousands, unless otherwise indicated)	Range High	Range Low
Net income	$4,500	$3,500
Amortization of intangible assets	130	130
Stock-based compensation	2,700	2,700
Depreciation	3,400	3,400
Interest expense, net	70	70

Adjusted EBITDA	$10,800	$9,800

NOTE 6: Supplemental information related to the Company’s forecasted net income and adjusted EBITDA for the three months ended July 4, 2010 include the estimated gain on sale of our mail-order pharmacy segment in connection with the Company’s previously announced sale to Bioscrip, Inc. which is expected to close in mid-June 2010.

SUPPLEMENTAL INFORMATION: Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow:

	Three Months Ended		Trailing Twelve Months Ended
(In thousands, unless otherwise indicated)	April 4, 2010	March 29, 2009	April 4, 2010	March 29, 2009
Net cash provided by (used in) operating activities	$2,966	$(1,820)	$8,586	$7,926
Add: Proceeds from sale of discontinued operations	—	2,973	2,973	6,937
Less: Purchase of fixed assets	(2,339)	(1,732)	(8,930)	(9,747)

Free Cash Flow	$627	$(579)	$2,629	$5,116

drugstore.com, inc.

Consolidated Balance Sheets

(in thousands, except share data)

	April 4, 2010	January 3, 2010
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$17,101	$22,175
Marketable securities	12,523	14,678
Accounts receivable, net of allowances	12,897	15,073
Inventories	41,141	40,212
Other current assets	3,841	2,467

Total current assets	87,503	94,605
Fixed assets, net	23,706	24,165
Other intangible assets, net	14,716	3,398
Goodwill	57,402	32,202
Other long-term assets	159	159

Total assets	$183,486	$154,529

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$39,821	$38,628
Accrued compensation	5,005	6,047
Accrued marketing expenses	3,813	5,247
Other current liabilities	1,780	1,563
Current portion of long-term debt	13,113	195

Total current liabilities	63,532	51,680
Long-term debt, less current portion	10	3,011
Deferred income taxes	4,032	959
Other long-term liabilities	1,484	1,213

Stockholders’ equity:
Common stock, $.0001 par value, stated at amounts paid in:
Authorized shares - 250,000,000
Issued shares - 105,888,472 and 100,362,285
Outstanding shares - 105,782,916 and 100,256,729 as of April 4, 2010 and January 3, 2010, respectively	888,546	869,146
Treasury stock - 105,556 shares as of April 4, 2010 and January 3, 2010	(151)	(151)
Accumulated other comprehensive loss	(120)	(98)
Accumulated deficit	(773,847)	(771,231)

Total stockholders’ equity	114,428	97,666

Total liabilities and stockholders’ equity	$183,486	$154,529

drugstore.com, inc.

Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended
	April 4, 2010	March 29, 2009
	(unaudited)
Operating activities:
Net income (loss)	$(2,616)	$854
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	3,204	3,082
Amortization of intangible assets	48	207
Stock-based compensation	1,827	1,021
Other, net	7	(48)
Changes in, net of acquisitions:
Accounts receivable	3,028	(238)
Inventories	3,765	791
Other assets	(1,043)	(791)
Accounts payable, accrued expenses and other liabilities	(5,254)	(3,723)
Net cash used in activities of discontinued operations	—	(2,975)

Net cash provided by (used in) operating activities	2,966	(1,820)

Investing activities:
Purchases of marketable securities	(2,256)	(1,700)
Sales and maturities of marketable securities	4,385	3,899
Proceeds from the sale of discontinued operations	—	2,973
Purchases of fixed assets	(2,339)	(1,732)
Purchase of Salu, less cash acquired	(18,069)	—
Purchases of intangible assets	—	(134)

Net cash (used in) provided by investing activities	(18,279)	3,306

Financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	322	48
Proceeds from line of credit	10,000	—
Principal payments on debt obligations	(83)	(755)

Net cash provided by (used in) financing activities	10,239	(707)

Net increase (decrease) in cash and cash equivalents	(5,074)	779
Cash and cash equivalents, beginning of period	22,175	25,197

Cash and cash equivalents, end of period	$17,101	$25,976

Non-cash activities:
Common stock issued for purchase of Salu	$17,362	$—
Equipment acquired under capital leases	$—	$114